UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 05, 2023

GoodRx Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39549	47-5104396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Olympic Boulevard
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 268-2822

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GDRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On June 5, 2023, GoodRx Holdings, Inc. (the “Company”) notified the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that upon the effectiveness of the Director Resignation (as defined and described below in Item 5.02 of this Current Report on Form 8-K), the Company will no longer be in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company to be composed of at least three members, each of whom must be an independent director under the Nasdaq Listing Rules and meet the heightened independence standards for audit committee members under the Nasdaq Listing Rules and the Securities Exchange Act of 1934, as amended. Due to the vacancy on the Audit Committee that will exist as a result of the Director Resignation, the Company intends to rely on the cure period provided by Nasdaq Listing Rule 5605(c)(4)(B). The Company is evaluating the appropriate membership and composition of its Board and Board committees and intends to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A) prior to the expiration of the applicable cure period granted under Nasdaq Listing Rule 5605(c)(4)(B).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2023, Jacqueline Kosecoff notified the Company of her intent to resign as a member of the Board, effective June 30, 2023, including from her service on the Audit Committee and Compensation Committee of the Board (the “Director Resignation”). Dr. Kosecoff has indicated to the Company that her decision to resign is as a result of her other personal and professional commitments, and not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices. The Company expects that Dr. Kosecoff will continue as an advisor to the Company following her resignation from the Board.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding Dr. Kosecoff’s continued service as an advisor following her resignation from the Board and the Company’s plans to regain compliance with the Nasdaq Listing Rules. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in the sections entitled “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and in our other filings with the Securities and Exchange Commission. The forward-looking statements in this Current Report on Form 8-K are based upon information available to us as of the date of this Current Report on Form 8-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRX HOLDINGS, INC.

Date:	June 6, 2023	By:	/s/Karsten Voermann
Name: Karsten Voermann Title: Chief Financial Officer